Exhibit 5.1

SIDLEY AUSTIN LLP 2021 MCKINNEY AVENUE, SUITE 2000 DALLAS, TX 75201 +1 214 981 3300 +1 214 981 3400 FAX AMERICA • ASIA PACIFIC • EUROPE July 20, 2018

Vistra Energy Corp.

6555 Sierra Drive

Irving, Texas 75039

Re:	8.125% Senior Notes due 2026

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Vistra Energy Corp., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $850,000,000 principal amount of the Company’s 8.125% Senior Notes due 2026 (the “New Notes”) and the related guarantees of the New Notes (the “New Guarantees”) by the Guarantors, which are to be offered in exchange for an equivalent aggregate principal amount of the Company’s outstanding 8.125% Senior Notes due 2026 (the “Old Notes”) and the related guarantees of the Old Notes (the “Old Guarantees”) by the guarantors thereof (the “Old Guarantors”). The Old Notes and the Old Guarantees were, and the New Notes and the New Guarantees will be, issued under an Indenture dated as of August 21, 2017 (the “Original Indenture”) among the Company, as successor in interest to Dynegy Inc. (“Dynegy”), the Old Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of April 9, 2018 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of June 14, 2018 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the New Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor relating to the Registration Statement and the issuance by each of the Guarantors identified on Schedule II hereto (collectively, the “Specified Guarantors”) of the New Guarantee of such Specified Guarantor. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Specified Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons

Vistra Energy Corp.

July 20, 2018

and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers of the Company and the Specified Guarantors and other representatives of the Company and the Specified Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that the New Notes will be validly issued and binding obligations of the Company and the New Guarantees by the Specified Guarantors will be valid and binding obligations of the Specified Guarantors when:

(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and

(ii) the New Notes shall have been duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and shall have been duly delivered against surrender and cancellation of a like principal amount of the Old Notes in the manner described in the Registration Statement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any debt securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) insofar as such assumption relates to the Company or the Specified Guarantors and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Guarator. We have also assumed that no event has occurred or will occur that would cause the release of the New Guarantee by any Guarantor under the terms of the Indenture.

Vistra Energy Corp.

July 20, 2018

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, and the laws of the States of Illinois, Texas and New York (excluding the securities laws of such States). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Guarantors

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization
ANP Bellingham Energy Company, LLC	Delaware

ANP Blackstone Energy Company, LLC	Delaware

Big Brown Power Company LLC	Texas

Brighten Energy LLC	Delaware

Calumet Energy Team, LLC	Delaware

Casco Bay Energy Company, LLC	Delaware

Coffeen and Western Railroad Company	Illinois

Coleto Creek Power, LLC	Delaware

Comanche Peak Power Company LLC	Delaware

Dallas Power & Light Company, Inc.	Texas

Dynegy Administrative Services Company	Delaware

Dynegy Associates Northeast LP, Inc.	Delaware

Dynegy Coal Generation, LLC	Delaware

Dynegy Coal Holdco, LLC	Delaware

Dynegy Coal Trading & Transportation, L.L.C.	Delaware

Dynegy Commercial Asset Management, LLC	Ohio

Dynegy Conesville, LLC	Delaware

Dynegy Dicks Creek, LLC	Delaware

Dynegy Energy Services (East), LLC	Delaware

Dynegy Energy Services, LLC	Delaware

Dynegy Fayette II, LLC	Delaware

Dynegy Gas Imports, LLC	Delaware

Dynegy Hanging Rock II, LLC	Delaware

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Dynegy Kendall Energy, LLC	Delaware

Dynegy Killen, LLC	Delaware

Dynegy Marketing and Trade, LLC	Delaware

Dynegy Miami Fort, LLC	Delaware

Dynegy Midwest Generation, LLC	Delaware

Dynegy Morro Bay, LLC	Delaware

Dynegy Moss Landing, LLC	Delaware

Dynegy Northeast Generation GP, Inc.	Delaware

Dynegy Oakland, LLC	Delaware

Dynegy Operating Company	Texas

Dynegy Power Generation, Inc.	Delaware

Dynegy Power Marketing, LLC	Texas

Dynegy Power, LLC	Delaware

Dynegy Resource II, LLC	Delaware

Dynegy Resources Generating Holdco, LLC	Delaware

Dynegy South Bay, LLC	Delaware

Dynegy Stuart, LLC	Delaware

Dynegy Washington II, LLC	Delaware

Dynegy Zimmer, LLC	Delaware

Ennis Power Company, LLC	Delaware

EquiPower Resources Corp.	Delaware

Forney Pipeline, LLC	Delaware

Generation SVC Company	Texas

Havana Dock Enterprises, LLC	Delaware

Hays Energy, LLC	Delaware

Hopewell Power Generation, LLC	Delaware

La Frontera Holdings, LLC	Delaware

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Lone Star Energy Company, Inc.	Texas

Lone Star Pipeline Company, Inc.	Texas

Luminant Energy Company LLC	Texas

Luminant Energy Trading California Company	Texas

Luminant ET Services Company LLC	Texas

Luminant Generation Company LLC	Texas

Luminant Mining Company LLC	Texas

Illinois Power Generating Company	Illinois

Illinois Power Marketing Company	Illinois

Illinois Power Resources Generating, LLC	Delaware

Illinois Power Resources, LLC	Delaware

Illinova Corporation	Illinois

IPH, LLC	Delaware

Kincaid Generation, L.L.C.	Virginia

Lake Road Generating Company, LLC	Delaware

Liberty Electric Power, LLC	Delaware

Masspower, LLC	Massachusetts

Midlothian Energy, LLC	Delaware

Milford Power Company, LLC	Delaware

NCA Resources Development Company LLC	Texas

NEPCO Services Company	Pennsylvania

Northeastern Power Company	Pennsylvania

Oak Grove Management Company LLC	Delaware

Ontelaunee Power Operating Company, LLC	Delaware

Pleasants Energy, LLC	Delaware

Richland-Stryker Generation LLC	Delaware

Sandow Power Company LLC	Texas

Sithe Energies, Inc.	Delaware

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Sithe/Independence LLC	Delaware

Southwestern Electric Service Company, Inc.	Texas

Texas Electric Service Company, Inc.	Texas

Texas Power & Light Company, Inc.	Texas

Texas Utilities Electric Company, Inc.	Texas

T-Fuels, LLC	Delaware

TXU Energy Retail Company LLC	Texas

TXU Retail Services Company	Delaware

Upton County Solar 2, LLC	Delaware

Value Based Brands LLC	Texas

Vistra Asset Company LLC	Delaware

Vistra Corporate Services Company	Texas

Vistra EP Properties Company	Texas

Vistra Finance Corp.	Delaware

Vistra Intermediate Company LLC	Delaware

Vistra Operations Company LLC	Delaware

Vistra Preferred Inc.	Delaware

Wharton County Generation, LLC	Texas

Wise County Power Company, LLC	Delaware

Wise-Fuels Pipeline, Inc.	Texas

Schedule II

Specified Guarantors

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization
ANP Bellingham Energy Company, LLC	Delaware

ANP Blackstone Energy Company, LLC	Delaware

Big Brown Power Company LLC	Texas

Brighten Energy LLC	Delaware

Calumet Energy Team, LLC	Delaware

Casco Bay Energy Company, LLC	Delaware

Coffeen and Western Railroad Company	Illinois

Coleto Creek Power, LLC	Delaware

Comanche Peak Power Company LLC	Delaware

Dallas Power & Light Company, Inc.	Texas

Dynegy Administrative Services Company	Delaware

Dynegy Associates Northeast LP, Inc.	Delaware

Dynegy Coal Generation, LLC	Delaware

Dynegy Coal Holdco, LLC	Delaware

Dynegy Coal Trading & Transportation, L.L.C.	Delaware

Dynegy Conesville, LLC	Delaware

Dynegy Dicks Creek, LLC	Delaware

Dynegy Energy Services (East), LLC	Delaware

Dynegy Energy Services, LLC	Delaware

Dynegy Fayette II, LLC	Delaware

Dynegy Gas Imports, LLC	Delaware

Dynegy Hanging Rock II, LLC	Delaware

Dynegy Kendall Energy, LLC	Delaware

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Dynegy Killen, LLC	Delaware

Dynegy Marketing and Trade, LLC	Delaware

Dynegy Miami Fort, LLC	Delaware

Dynegy Midwest Generation, LLC	Delaware

Dynegy Morro Bay, LLC	Delaware

Dynegy Moss Landing, LLC	Delaware

Dynegy Northeast Generation GP, Inc.	Delaware

Dynegy Oakland, LLC	Delaware

Dynegy Operating Company	Texas

Dynegy Power Generation, Inc.	Delaware

Dynegy Power Marketing, LLC	Texas

Dynegy Power, LLC	Delaware

Dynegy Resource II, LLC	Delaware

Dynegy Resources Generating Holdco, LLC	Delaware

Dynegy South Bay, LLC	Delaware

Dynegy Stuart, LLC	Delaware

Dynegy Washington II, LLC	Delaware

Dynegy Zimmer, LLC	Delaware

Ennis Power Company, LLC	Delaware

EquiPower Resources Corp.	Delaware

Forney Pipeline, LLC	Delaware

Generation SVC Company	Texas

Havana Dock Enterprises, LLC	Delaware

Hays Energy, LLC	Delaware

Hopewell Power Generation, LLC	Delaware

Illinois Power Generating Company	Illinois

Illinois Power Marketing Company	Illinois

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Illinois Power Resources, LLC	Delaware

Illinois Power Resources Generating, LLC	Delaware

Illinova Corporation	Illinois

La Frontera Holdings, LLC	Delaware

Lone Star Energy Company, Inc.	Texas

Lone Star Pipeline Company, Inc.	Texas

Luminant Energy Company LLC	Texas

Luminant Energy Trading California Company	Texas

Luminant ET Services Company LLC	Texas

Luminant Generation Company LLC	Texas

Luminant Mining Company LLC	Texas

IPH, LLC	Delaware

Lake Road Generating Company, LLC	Delaware

Liberty Electric Power, LLC	Delaware

Midlothian Energy, LLC	Delaware

Milford Power Company, LLC	Delaware

NCA Resources Development Company LLC	Texas

Oak Grove Management Company LLC	Delaware

Ontelaunee Power Operating Company, LLC	Delaware

Pleasants Energy, LLC	Delaware

Richland-Stryker Generation LLC	Delaware

Sandow Power Company LLC	Texas

Sithe Energies, Inc.	Delaware

Sithe/Independence LLC	Delaware

Southwestern Electric Service Company, Inc.	Texas

Texas Electric Service Company, Inc.	Texas

Texas Power & Light Company, Inc.	Texas

Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization

Texas Utilities Electric Company, Inc.	Texas

T-Fuels, LLC	Delaware

TXU Energy Retail Company LLC	Texas

TXU Retail Services Company	Delaware

Upton County Solar 2, LLC	Delaware

Value Based Brands LLC	Texas

Vistra Asset Company LLC	Delaware

Vistra Corporate Services Company	Texas

Vistra EP Properties Company	Texas

Vistra Finance Corp.	Delaware

Vistra Intermediate Company LLC	Delaware

Vistra Operations Company LLC	Delaware

Vistra Preferred Inc.	Delaware

Wharton County Generation, LLC	Texas

Wise County Power Company, LLC	Delaware

Wise-Fuels Pipeline, Inc.	Texas